UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2022

ClimateRock

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41363	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Sloane Avenue

London, SW3 3DD, United Kingdom

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +44 203 954 0590

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A Ordinary Share, one-half of one Redeemable Warrant and one Right	CLRCU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	CLRC	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	CLRCW	The Nasdaq Stock Market LLC

Rights, each entitling the holder to receive one-tenth (1/10) of one Class A Ordinary Share upon the consummation of an initial business combination	CLRCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The Gluon Engagement

On September 21, 2022, ClimateRock (the “Company”) entered into an engagement letter with Gluon Partners LLP (“Gluon”), pursuant to which Gluon will provide consulting services to the Company in connection with the identification, evaluation, and analysis of potential business combination transaction targets and related financing transactions (together, the “Transactions”) in exchange for a fee of up to $1,000,000 (the “Transaction Success Fee”) (“The Gluon Engagement”). The Gluon Engagement is exclusive for the Company, which undertakes not to engage other consultants providing similar consulting services to the Company in Europe and the United Kingdom. The Gluon Engagement may be terminated by Convenience Termination and Cause Termination (as such terms are defined in the engagement letter). Gluon will be entitled to receive the Transaction Success Fee while this letter agreement is in force upon completion of the Transactions or in the case of a Convenience Termination by the Company or a Cause Termination by Gluon, within 12 months of the date of the termination.

Per Regnarsson, the Chief Executive Officer and a director of the Company, is the Managing Partner of Gluon. Each member of the Company’s Board of Directors (the “Board”) has been informed of Mr. Regnarsson’s material interest in the Gluon Engagement, and upon the approval and recommendation of the Company’s Audit Committee, the Board has determined that the Gluon Engagement is fair and in the best interests of the Company and has voted to approve the Gluon Engagement.

The Loan Agreement with Eternal BV

On September 21, 2022, the Company entered into a loan agreement with Eternal BV (the “Lender”), in the principal amount of up to $180,000, on an unsecured basis and bearing no interest (the “Loan”). The Loan is available to be drawn down from September 21, 2022 to March 31, 2023 and its maturity date is March 31, 2024.

The Lender is controlled by Charles Ratelband V, the Company’s Executive Chairman of the Board. Each member of the Company’s Board has been informed of Mr. Ratelband V’s material interest in the loan agreement, and upon the approval and recommendation of the Company’s Audit Committee, the Board has determined that the Loan is fair and in the best interests of the Company and has voted to approve the Loan.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K with respect to the Loan is incorporated by reference in this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2022	ClimateRock

	By:	/s/ Per Regnarsson
		Name:	Per Regnarsson
		Title:	Chief Executive Officer

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